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                                                                   EXHIBIT 4(j)

                               WARRANT AGREEMENT

       THIS WARRANT AGREEMENT (this "Agreement") is entered into this 22nd day of January, 1996, by and between Universal Medical Systems, Inc., a Nevada corporation, whose address is 13825 Icot Boulevard Suite 613, Clearwater, Florida 34620 (the "Company"), and American Stock Transfer & Trust Company, whose address is 40 Wall Street, 46th Floor, New York, New York 10005, as Warrant Agent (the "Warrant Agent").

                                    Premises

       A. The Company has proposed to issue Redeemable Class A Common Stock Purchase Warrants as hereinafter described (the "Warrants") to purchase Shares of the Company's $.001 par value common stock at an exercise price of three and no/100 dollars ($3.00) per share.

       B. The Company wishes the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to act in connections with the issuance, division, transfer, exchange, and exercise of Warrants.

                                   Agreement

       In consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the registered owners of the Warrants (the "Holders"), the Company and the Warrant Agent hereby agree as follows:

       Section 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter in this Agreement set forth, and the Warrant Agent hereby accepts such appointment.

       Section 2.   Transferability and Form of Warrant.

              2.1 Registration. The Warrant shall be numbered and shall be registered in a Warrant register as they are issued. The Company and the Warrant Agent shall be entitled to treat the Holder of any Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith.

              2.2 Transfer. The Warrants are fully transferable. Warrants shall be transferable only on the books of the Company maintained at the office of the Warrant Agent in the city of New York, State of New York, on delivery thereof duly endorsed by Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, the original letter of attorney, duly approved, or an official copy thereof, duly certified, shall be


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deposited and remain with the Warrant Agent. In case of transfer by executors, administrators, guardians, or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Warrant Agent in its discretion. On any registration of transfer, the Warrant Agent shall countersign and deliver a new Warrant or Warrants to the person entitled thereto.

              2.3 Form of Warrants. The text of the Warrant and of the form of election to purchase Shares shall be substantially as set forth in Exhibit "A" attached hereto. The price per Share and the number of Shares issuable on exercise of Warrants are as indicated on the face of each Warrant. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future secretary or assistant secretary of the Company. Warrants shall be dated as of the date of countersignature thereof by the Warrant Agent either on initial issuance or on division, exchange, substitution, or transfer.

       Section 3. Countersignature of Warrants. The Warrants shall be countersigned by the Warrant Agent (or any successor to the Warrant Agent then acting as Warrant Agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrants may be countersigned, however, by the Warrant Agent (or by its successor as Warrant Agent) and may be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appearing thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance, or delivery. The Warrant Agent shall, on written instructions of the president or the secretary of the Company, countersign, issue, and deliver Warrants entitling the Holders thereof to purchase the Shares provided for in the instructions and shall countersign and deliver Warrants as otherwise provided in this Agreement.

       Section 4. Exchange of Warrants. The Warrants may be exchanged for another Warrant or Warrants entitling the Holder thereof to purchase a like aggregate number of Shares as the Warrant or Warrants surrendered then entitle him to purchase. Any Holder of a Warrant desiring to exchange Warrants shall make such request in writing delivered to the Warrant Agent, and shall surrender, properly endorsed, the Warrant or Warrants to be so exchanged. Thereupon, the Warrant Agent shall countersign and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested.

       Section 5. Term of Warrants; Exercise of Warrants. Each Holder shall have the right, which may be exercised beginning at 12:00 a.m. on January 3, 1996, and expiring at 11:59 p.m., New York time on November January 3, 1998, to purchase from the Company the number of fully paid and non-assessable Shares to which the Holder may at the time be entitled to purchase pursuant to such Warrants, subject to the conditions set forth in this paragraph, on surrender to the Company at the principal office in the city of New York, New York of the Warrant Agent with the form of election to purchase on the reverse thereof duly completed and signed, and on payment to the Warrant Agent for the account of the Company of the Warrant Price as defined and determined in accordance with the provisions of Sections 9 and 10 hereof, for the number of Shares in respect of which such Warrants are then exercised. Payment of the Warrant Price shall be made in cash or by cashier's check.

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Subject to subsections 5.1 and 5.2 of this section, on such surrender of
Warrants, and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or on the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Shares so purchased on the exercise of such Warrants. No fractional Shares shall be issuable on such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a Holder of Record of such Shares as of the date of the surrender of such Warrants and payment of the Warrant Price, as aforesaid; provided, however, that if, at the date of surrender of such Warrants and payment of such Warrant Price, the transfer books for the Shares or other class of stock purchasable on the exercise of such Warrants shall be closed, the certificates for the Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened (whether before or after expiration of the exercise period) and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided further, however, the transfer books of record, unless otherwise required by law, shall not be closed at any one time for a period longer than 60 days. The right of purchase represented by the Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time-to-time in part and, in the event that any Warrant is exercised in respect of less than all of the Shares specified therein at any time prior to the date of expiration of the Warrants, a new Warrant or Warrants will be issued for the remaining number of Shares, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrants pursuant to the provisions of this section and of
Section 3 hereof and the Company, whether required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

              5.1 The Warrants may not be exercised by the Holders in the absence of an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and registration or qualification under applicable state blue sky laws pertaining to the Shares issuable on exercise of the Warrants or there is an available exemption from such federal or state registration requirements.

              5.2 If the Company is required to file a registration statement in accordance with the provisions of subsection 5.1, the Company shall take all steps reasonably necessary to permit the exercise of the Warrants and the issuance of the Shares under the applicable state securities laws of those states in which the Warrants were originally issued by the Company. The Company will take such reasonable steps which it determines, in its sole discretion, are necessary to permit the exercise of Warrants and the issuance of

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the Shares under the laws of any other state in which a Holder then resides on the written request to do so by such Holder, but in no event shall the Company be required to consent to the general service of process in any state other than those states in which the Warrants were originally issued. Holders who reside in any state where the Company cannot, with the exercise of reasonable diligence and without consenting to general service of process, obtain qualification for the exercise of the Warrants and the issuance of the Shares may not, as a result thereof, be able to exercise their Warrants, and the Company is under no obligation to make such exercise possible in such circumstances. In the event that the Company determines to proceed with the qualification of the exercise of the Warrants and the issuance of the Shares under the securities laws of a particular state, then the exercise of such Warrants shall not be effective and the Shares shall not be issued until such qualification becomes effective. The costs of obtaining such state qualification shall be borne by the Company.

              5.3 The Company shall promptly notify the Warrant Agent of the effective date of any registration statement which the Company is required to file under subsection 5.1 and the date on which the Shares become qualified or registered under the state securities laws of any state in which the Company obtains qualification or registration with respect to such Shares. The Warrant Agent shall not issue any Shares with respect to any Warrant surrendered for exercise unless such Warrants are surrendered and received by the Warrant Agent during a period that the registration statement is effective. Furthermore, the Warrant Agent shall not issue any Shares on the exercise of any Warrants received from a Holder who is a resident of a state with respect to which the Shares issuable on exercise of the Warrants are not qualified or registered.

       Section 6. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Shares issuable on the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any Warrants or certificates for Shares.

       Section 7. Mutilated or Missing Warrants. In case any of the Warrants shall be mutilated, lost, stolen, or destroyed, the company may at its discretion issue and the Warrant Agent shall countersign and deliver in exchange and substitution for and on cancellation of the mutilated Warrant, or in lieu of and as substitution for the Warrant lost, stolen, or destroyed, a new Warrant of like tenor and representing an equivalent right or interest; but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft, or destruction of such Warrant and indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

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       Section 8.   Reservation of Shares; Redemption of Warrants.

              8.1 Reservation of Shares. There shall, at all times, be reserved, out of the authorized and unissued Shares a number of Shares sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. The transfer agent for the Shares and every subsequent transfer agent for any Shares of the Company's stock issuable on the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized and issued shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with the transfer agent for the Shares and with every subsequent transfer agent for any Shares of the Company's capital stock issuable on the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time-to-time from such transfer agent, stock certificates required to honor outstanding Warrants on exercise thereof in accordance with the terms of this Agreement. The Company will supply such transfer agent with duly executed stock certificates for such purpose and will provide or otherwise make available any cash which may be payable as provided in Section 11 hereof. All Warrants surrendered in the exercise of the rights thereby evidenced shall be canceled by the Warrant Agent and shall thereafter be delivered to the Company. Promptly after the date of expiration of the Warrants, the Warrant Agent shall certify to the Company the total aggregate amount of Warrants then outstanding, and thereafter no Shares shall be subject to reservation in respect of such Warrants.

              8.2 Redemption of Warrants. Any time after January 3, 1998, the Company may redeem the Warrants at a price of $.01 per Warrant at any time upon 20 days prior written notice if the average closing bid quotation of the Common Stock has been at least 120% of the exercise price of the Warrants during the 20 consecutive days ending on the third day prior to the day on which notice of redemption is given to the Warrant Holders.

       Section 9. Warrant Price. The price at which Shares shall be purchasable on exercise of the Warrants shall be three and no/100 dollars ($3.00) per Share.

       Section 10. No adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable on the exercise of each Warrant and the Warrant Price shall not be subject to anti-dilutive adjustment for any reason, whatsoever, including but not limited to, forward or reverse splits of the Company's common stock, stock or cash dividend, or recapitalization.

              10.1 Preservation of Purchase Rights on Reclassification, Consolidation, Etc. In case of any consolidation of the company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrant Agent an agreement that each Holder of a Warrant shall have the right thereafter on payment of the Warrant Price in effect immediately prior to such action to purchase on exercise of each Warrant the kind and amount of Shares and other securities and property which he would

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have owned or have been entitled to receive after the happening of such consolidation, merger, sale, or conveyance had such Warrant been exercised immediately prior to such action. The Company shall mail by first class mail, postage prepaid, to the Holder of each Warrant notice of the execution of any such agreement. The provisions of this subsection 10.1 shall similarly apply to successive consolidations, mergers, sales, or conveyances. The Warrant Agent shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating either to the kind or amount of shares of stock or other securities or property receivable on exercise of Warrants or with respect to the method employed and provided therein for any adjustments.

       Section 11. Fractional Interests. The Company shall not be required to issue fractional Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Shares which shall be issuable on the exercise thereof shall be computed on the basis of the aggregate number of Shares represented by the Warrants so presented. If any fraction of a Share would, except for the provisions of this Section 11, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the current value of such fraction computed on the basis of (i) the closing bid price of the Company's common stock as reported by the National Quotation Bureau, Inc., on its "pink sheets" or "electronic bulletin board" or, if the common stock is reported by NASDAQ, the closing bid price reported by NASDAQ, on the last business day prior to the date of exercise, if the Shares are traded in the over-the-counter market, or (ii) the last reported sales price of the Shares on the national stock exchange on which the shares are listed on the last business day prior to the date of exercise on which such a sale shall have been effected, if the Shares are listed on such an exchange.

       Section 12. No Right as Shareholders; Notice to Warrant Holders. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring on the Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of the meeting of shareholders for the election of directors of the Company or any other matter, or any rights whatsoever as Shareholders of the Company.

       Section 13. Disposition of Proceeds on Exercise of Warrants; Inspection of Warrant Agreement. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent for the purchase of the Company's Shares through the exercise of such Warrants. The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by Holders of Warrants during normal business hours at its principal office in the city of New York, state of New York. The Company shall supply the Warrant Agent, from time-to-time, with such numbers of copies of this Agreement as the Warrant Agent may request.

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       Section 14.  Merger or Consolidation or Change of Name of Warrant Agent.
Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 16 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants shall have been countersigned but not delivered, any successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent, and in all such cases, Warrants shall have the full force provided in the Warrants and in this Agreement. In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

       Section 15. Concerning the Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement on the following terms and conditions, by all of which the Company and the Holders of Warrants, by their acceptance thereof shall be bound:

              15.1 The statements contained herein and in the Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

              15.2 The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants to be compiled with by the Company.

              15.3 The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney, agents or employees, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect, or misconduct of any such attorney, agents, or employees or for any loss to the Company resulting from such neglect or misconduct; provided, reasonable care shall have been exercised in the selection and continued employment thereof.

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              15.4  The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder of any Warrant in respect of any action taken, suffered, or omitted by it hereunder in good faith and in accordance with the opinion or the advise of such counsel.

              15.5 Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder; such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the president or a vice president, or the treasurer, or the secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance on such certificate.

              15.6 The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes, and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement, and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs, and counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent's negligence or bad faith.

              15.7 The Warrant Agent shall be under no obligation to institute any action, suit, or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit, or proceeding instituted by the Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders of Warrants, as their respective rights or interest may appear.

              15.8 The Warrant Agent and any stockholder, director, officer, or employee of the Warrant Agent may buy, sell, or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

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              15.9  The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant shall not be liable for anything which it may do or refrain from doing in connection with this Agreement, except for its own negligence or bad faith.

              15.10 The Warrant Agent will not incur any liability or responsibility to the Company or to any Holder of any Warrant for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document, or instrument reasonably believed by it to be genuine and to have been signed, sent, or presented by the proper party or parties.

              15.11 The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Shares (or other stock) to be issued pursuant to this Agreement or any Warrant or as to whether any Shares (or other stock) will when issued be validly issued, fully paid, and non-assessable or as to the Warrant Price, or the number or kind or amount of Shares or other securities or other property issuable on exercise of any Warrant.

              15.12 The Warrant Agent is hereby authorized and directed to accept the instructions with respect to the performance of its duties hereunder from the chairman of the board or the president or a vice president or the secretary or the treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken by it in good faith in accordance with instructions of any such officer.

       Section 16. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company 30 days notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the Holder or a Warrant (who shall with such notice submit his Warrant for inspection by the Company), then the Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or such a court, shall be a bank, trust company, or securities transfer agency, in good standing, incorporated under the laws of the states of California, Delaware, New Jersey, New York, Nevada or Utah or of the United States of America. After appointment the successor Warrant Agent shall be vested with the same powers, rights, duties, and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the

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time held by it hereunder, and execute and deliver any further assurance, conveyance, act, or deed necessary for the purpose. Failure to file any notice provided for in this section 16; however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be. In the event of such resignation or removal, the successor Warrant Agent shall mail, first class, to each Holder, written notice of such removal or resignation and the name and address of such successor Warrant Agent.

       Section 17. Identity of Transfer Agent. Forthwith on the appointment of any subsequent Transfer Agent for the Company's Shares, or any other Shares of the Company's capital stock issuable on the exercise of the rights of purchase represented by the Warrants, the company will file with the Warrant Agent a statement setting forth the name and address of such Transfer Agent.

       Section 18. Notices. Any notice pursuant to this Agreement by the Company or by the Holder of any Warrant to the Warrant Agent, or by the Warrant Agent or by the Holder of any Warrant to the Company, shall be in writing and shall be deemed to have been duly given if delivered or mailed certified mail, return receipt requested (a) if to the Company to Universal Medical Systems, Inc., 13825 Icot Boulevard, #613, Clearwater, Florida 34620 and (b) if to the Warrant Agent, to its main office: American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005. Each party hereto may from time-to-time change the address to which notices to it are to be delivered or mailed hereunder by notice in writing to the other party.

       Section 19. Supplements and Amendments. The Company and the Warrant Agent may from time-to-time supplement or amend this Agreement, without the approval of any Holders of Warrants, in order to cure any ambiguity or to correct or supplement any provision contained herein or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interest of the Holders of the Warrants. In this regard, but not by way of limitation, establishing an earlier date of exercise without a change in the expiration date of the Warrants set forth in Section 5 or extending the period for exercise without a change in the date on which the Warrants are first exercisable set forth in Section 5 shall not be deemed to adversely affect the interests of the Holders.

       Section 20. Successors. All the covenants and provisions of this Agreement by or for the benefit of each party shall be binding upon and shall inure to the benefit of the parties hereto and to their respective successors and assigns hereunder.

       Section 21. Merger or Consolidation of the Company. The Company will not merge or consolidate with or into any other corporation unless the corporation resulting from such merger or consolidation (if not the Company) shall expressly assume, by supplemental agreement satisfactory in form to the Warrant agent and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

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       Section 22.  Applicable Law. This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be construed in accordance with the laws of said State.

       Section 23. Benefits of this Agreement. Nothing in this Agreement shall be construed to give any person or corporation other than the Company, the Warrant Agent, and the Holders of the Warrants any legal or equitable right, remedy, or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, and the Holders of the Warrants.

       Section 24. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

       Section 25. Captions. The captions of the sections and subsections of this Agreement have been inserted for convenience only and shall have no substantive effect.

       IN WITNESS WHEREOF: the parties hereto have caused this Agreement to be duly executed all as of the date first above written.

                                          Universal Medical Systems, Inc.

                                          By:/s/
                                             ----------------------------------
                                                     Duly Authorized Officer

                                          American Stock Transfer
                                              & Trust Company

                                          By:/s/
                                             ----------------------------------
                                                     Duly Authorized Officer

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